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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-122258) and related Prospectus of Option Care, Inc. for the registration of the $86,250,000 2.25% Convertible Senior Notes due 2024 and the Common Stock Issuable Upon Conversion of the Notes and to the incorporation by reference therein of our reports dated March 15, 2005, with respect to the consolidated financial statements of Option Care, Inc., Option Care, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Option Care, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule of Option Care, Inc. included therein, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Chicago, Illinois April 27, 2005

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  EXHIBIT 23.2